EXHIBIT 99.3

                                 PROXYMED, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                                                             KEY
                                                                        COMMUNICATIONS
                                              PROXYMED, INC. (A)      SERVICE, INC. (B)           TOTAL
                                             ----------------------  ---------------------  -------------------
Net sales                                               $3,054,151            $15,591,573          $18,645,724
                                             ----------------------  ---------------------  -------------------
Costs and expenses:
      Cost of sales                                      1,327,423              4,018,179            5,345,602
      Selling, general and admin-
           istrative expenses                            5,709,433              9,063,585           14,773,018
      Depreciation and amortization                        322,588              1,299,161            1,621,749
                                             ----------------------  ---------------------  -------------------
                                                         7,359,444             14,380,925           21,740,369
                                             ----------------------  ---------------------  -------------------
           Operating income (loss)                      (4,305,293)             1,210,648           (3,094,645)

Other income (expense):
      Gain (loss) on sale of assets                      1,014,989                 28,848            1,043,837
      Interest, net                                        436,569                 (1,845)             434,724
      Other income (expense)                                     -               (390,766)            (390,766)
                                             ----------------------  ---------------------  -------------------
           Income (loss) before income
                taxes                                   (2,853,735)               846,885           (2,006,850)

Income tax benefit (expense)                                     -                 (6,348)              (6,348)
                                             ----------------------  ---------------------  -------------------
           Net loss                                     (2,853,735)               840,537           (2,013,198)

Dividends on cumulative preferred stock                     95,803                      -               95,803
                                             ----------------------  ---------------------  -------------------
           Net income (loss) applicable
                to common shareholders                 ($2,949,538)              $840,537          ($2,109,001)
                                             ======================  =====================  ===================
Weighted average common
      shares outstanding                                 7,660,383
                                             ======================
Basic and diluted loss per share
      of common stock                                       ($0.39)
                                             ======================

                                               PRO FORMA ADJUSTMENTS
                                             ---------------------------         PRO FORMA
                                               #        DR. (CR.)                 COMBINED
                                             ---------------------------  -------------------
Net sales                                                                        $18,645,724
                                                                          -------------------
Costs and expenses:
      Cost of sales                                                                5,345,602
      Selling, general and admin-
           istrative expenses                                                     14,773,018
      Depreciation and amortization                                                1,621,749
                                                                          -------------------
                                                                                  21,740,369
                                                                          -------------------
           Operating income (loss)                                                (3,094,645)

Other income (expense):
      Gain (loss) on sale of assets                                                1,043,837
      Interest, net                                                                  434,724
      Other income (expense)                                                        (390,766)
                                                                          -------------------
           Income (loss) before income
                taxes                                                             (2,006,850)

Income tax benefit (expense)                    (1)              (6,348)                   -
                                                                          -------------------
           Net loss                                                               (2,006,850)

Dividends on cumulative preferred stock                                               95,803
                                                                          -------------------
           Net income (loss) applicable
                to common shareholders                                           ($2,102,653)
                                                                          ===================
Weighted average common
      shares outstanding                                                           9,738,489 (c)
                                                                          ===================
Basic and diluted loss per share
      of common stock                                                                 ($0.22)
                                                                          ===================

(1) To eliminate income tax benefit (expense) of Key Communications Service, Inc. due to ProxyMed's net operating loss carryforwards.

(a) This column is derived from the audited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the year ended December 31, 1995.
(b) This column is derived from the audited financial statements of Key Communications Service, Inc. for the year ended April 30, 1997.
(c) Pro Forma weighted average shares includes 2,078,106 shares issued in the merger with Key Communications Service, Inc. as if they were outstanding since the beginning of 1996.